Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333–132079 on Form S–8 of our reports dated April 27, 2012, relating to the consolidated financial statements of Focus Media Holding Limited, and the effectiveness of Focus Media Holding Limited’s internal control over financial reporting, appearing in this Annual Report on Form 20–F of Focus Media Holding Limited for the year ended December 31, 2011.

Shanghai, China

April 27, 2012